Exhibit 10.41
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                                RENEWAL AGREEMENT


                                                         Date:    /s/ 6/20/07
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BORROWER
Name:         Paragon Technologies, Inc. (the "Borrower")
Address:      600 Kuebler Road
              Easton, Pennsylvania  18040

Renewal. Wachovia Bank, National Association (hereinafter "Bank") and Borrower hereby extend the maturity date of the promissory note dated June 20, 2006 in the original principal amount of $5,000,000.00 made by Borrower and delivered to Bank (the "Note") to June 30, 2008 when all outstanding principal and accrued interest shall be due and payable and extend the termination date of the loan agreement dated June 20, 2006 between Bank and Borrower (the "Loan Agreement") to June 30, 2008 when Bank's commitment to lend shall terminate.

No Other Changes. Except as extended by this Agreement, the Note, Loan Agreement and all other documents executed or delivered in connection therewith, including without limitation, any notes, commitment letters that survives closing, loan agreements, credit agreements, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, and any renewals or modifications thereof (collectively, the "Loan Documents"), shall continue in full force and effect, in accordance with their respective terms, except that all references to the Note and Loan Agreement therein shall henceforth refer to the Note and Loan Agreement as extended hereby. This letter does not represent any new indebtedness or satisfaction of the indebtedness evidenced by the Note and Loan Agreement and shall in no way adversely affect or impair the lien priority of any applicable Loan Document.

Affirmations of Borrower. Borrower affirms and represents that the most recent Commercial Loan Invoice received by Borrower with respect to the obligations under the Note and Loan Agreement (the "Obligations") is correct, that Borrower has no defense to payment or performance of the Obligations, that no setoffs against the Obligations exist, and that Borrower has no counterclaims against Bank. Borrower ratifies and confirms all provisions of the Note, Loan Agreement and other Loan Documents, including the confession of judgment contained therein, and affirms that the maturity and termination date is the only provision of the Loan Documents that has been modified.

Miscellaneous. This Agreement and the other Loan Documents constitute the sole agreement of the parties and supersede all oral negotiations and prior writings with respect to the subject matter thereof. This Agreement may be signed in counterparts.

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

Place of Execution and Delivery. Borrower hereby certifies that this Agreement was executed in the Commonwealth of Pennsylvania and delivered to Bank in the Commonwealth of Pennsylvania.

                     Wachovia Bank, National Association

                     By:   /s/ William Hogan
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                           William Hogan, Vice President


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                     Borrower name: Paragon Technologies. Inc.
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                     By:       /s/ Leonard S. Yurkovic                  (Seal)
                         -----------------------------------------------
                     Name printed:   Leonard S. Yurkovic
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                     Title: Acting CEO
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